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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): March 20, 2001



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                      33-70992                        23-2679963
(State or other           (Commission File Number)             (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)



            200 Plant Avenue
          Wayne, Pennsylvania                                   19087
(Address of principal executive offices)                      (Zip Code)



  Registrant's telephone number, including area code:   (610) 989-0340










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Item 5.           Other Events.

         On April 20, 2001, the Company signed an alliance agreement with Marconi Online Systems, Inc., a subsidiary of Marconi, plc, for a five year term. This agreement expands upon and supersedes the March 5, 2001 agreement that had been entered into between the parties.

         Pursuant thereto, the Company has agreed to market, promote, and generate demand for certain Marconi products, including Marconi's data handling service, and not to promote products which compete with these Marconi products. Marconi has agreed to market, promote and generate demand for and sales for certain of our products, including our e-Port terminal. The agreement sets forth pricing for each party's products which shall be made available to the other party (or its customers). The Company had previously reported that at the time the alliance agreement was entered into, Marconi was to place an order with us for our products. Marconi has indicated to us that it anticipates placing an order with us for our products in the near future.


         The alliance agreement grants to Marconi the right to purchase up to 3,000,000 shares of our Common Stock at $1.00 per share at any time until June 5, 2001. Marconi also has the right to purchase up to 3,000,000 additional shares at $1.25 at any time following 180 days after exercise of the first option. If Marconi does not exercise the first option, then the second option is exercisable at $1.25 per share until September 5, 2001.

         If Marconi exercises these options, Marconi has been granted the right of first refusal on acquisition of the Company, the right to have representatives on our Board of Directors, and the right to




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purchase an amount equal to any new securities sold by the Company to a party other than Marconi on the same terms and conditions as granted by us to the other party.

         On March 29, 2001, the Company entered into an OEM Agreement with Automated Merchandising Systems, Inc., a glass front vending machine manufacturer. The agreement provides that we will sell our e-Port terminals to AMS in such quantities as AMS shall require for use by AMS in its vending products. The agreement is for a five year term. The Company also granted to AMS the option to purchase up to 1,000,000 shares of restricted Common Stock at $1.00 per share at any time prior to June 30, 2001. We have agreed to use our best efforts at our cost and expense to register all of these shares for resale by the holder thereof under the Securities Act of 1933, as amended ("Act").

         On April 20, 2001 the Company sold 450,000 restricted shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000 pursuant to a private placement offering under the Act and Regulation D promulgated thereunder. We




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have agreed to use our best efforts at our cost and expense to register all of these shares for resale by the holder thereof under the Act.

         On March 20, 2001, the Company received a notice of allowance of its utility patent entitled System And Method For Networking And Controlling Vending Machines.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                    USA TECHNOLOGIES, INC.

                                                    By: /s/George R. Jensen, Jr.
                                                        ------------------------
                                                        George R. Jensen, Jr.,
                                                        Chief Executive
                                                        Officer
April 24, 2001




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